Exhibit 99.1

FY 2017 SECOND QUARTER EARNINGS

ADIENT

April 28, 2017

Adient delivers strong Q2 results; increases full year earnings expectations

- GAAP net income and EPS diluted increased to $192M and $2.04, respectively; adjusted-EPS diluted up 16.3 % to $2.50
- Adjusted-EBIT expanded to $334M (margin of 7.9 %)
- Cash and cash equivalents of $729M at March 31, 2017
- Gross debt and net debt totaled $3,352M and $2,623M, respectively, at March 31, 2017
- Guidance raised: FY2017 adjusted-EBIT now expected at $1.24-$1.26B, up from $1.15 – $1.20B

"Adient delivered strong second quarter results, building on the positive momentum established earlier in the year. In addition to growing earnings and expanding margins, Adient's recently announced dividend will further enhance shareholder returns."

R. Bruce McDonald,
Chairman and Chief Executive Officer

FY 2017 Q2 RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	$4,212M	$286M	$192M	$2.04
	ADJ. EBIT	ADJ. EBIT MARGIN	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	$334M	7.9 %	$235M	$2.50
vs. Q2 16	+12.1 %	+100 bps	+16.3 %	+16.3 %

Adjusted results include certain pro forma adjustments for FY16. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix.

RECENT HIGHLIGHTS



Announced the company is collaborating with Boeing to explore innovative comfort, efficiency, and functional improvements to commercial aircraft seating and interiors.


ADNT
LISTED
NYSE
ADIENT

Declared the company's first quarterly dividend of $0.275 per ordinary share; $250 million share repurchase program approved.



Prepaid $100 million of the $1.5 billion Term Loan during the quarter; net leverage at 1.64x at March 31, 2017.


ADIENT

Unconsolidated seating revenue increased 18 % to $2.1B (at constant currency).

ADIENT • FISCAL SECOND QUARTER 2017 EARNINGS • 1

KEY OPERATING METRICS

	SALES					
	CONSOLIDATED	UNCONSOL. SEATING	UNCONSOL. INTERIORS	ADJ. EQUITY INCOME [a]	INTEREST EXPENSE [a]	ADJ. EFFECTIVE TAX RATE [a]
Q2 17	**$4,212M**	**$2,092M**	**$2,087M**	**$96M**	**$33M**	**14.0%**
Q2 16	$4,298M	$1,852M	$2,084M	$82M	$36M	14.0%
	Down ~1% adjusting for foreign exchange; passenger car production adjustments in NA also contributed to the decline	Up ~18% adjusting for foreign exchange	Up ~3% adjusting for foreign exchange	Strong growth continued; up ~22% adjusting for foreign exchange	Slightly better vs. expectations due to cash performance	Tax rate driven by geographic composition of earnings (U.S. representing a larger share of profit)

a/ - On an adjusted basis including pro forma adjustments to Q2 2016. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix.

CASH FLOW & BALANCE SHEET

	Q2 17	Q2 16		3/31/17	9/30/16[b]
OPERATING CASH FLOW	$156M	$204	CASH & CASH EQUIVALENTS	$729M	$550M
CAPITAL EXPENDITURES	$(95)M	$(78)M	TOTAL DEBT	$3,352M	$3,521
CASH FROM FORMER PARENT [a]	$87M	-	NET DEBT	$2,623M	$2,971
ADJ. FREE CASH FLOW	$148M	$126M	NET LEVERAGE	1.64x	1.95x

a/ - Represents final cash payments from Johnson Controls International.

b/ - Pro forma cash balance based on preliminary funding of Adient's opening cash balance on October 31, 2016; for non-GAAP and adjusted results which include certain pro forma adjustments for FY15 and FY16, see appendix for detail and reconciliation to U.S. GAAP.

"ADNT's increased earnings expectations for FY 2017 are supported by the company's strong first half results and positive outlook for the remainder of the year."

- Jeffrey Stafeil, Executive Vice President and Chief Financial Officer

FY 2017 OUTLOOK

- Revenue of $16.15 to $16.25 billion
- Adjusted EBIT of $1.24 to $1.26 billion
- Depreciation & amortization of ~$375 million
- Interest expense of $140 million
- Tax rate: 14% to 15%
- Adjusted net income between $875 and $900 million
- Capital expenditures between $575 and $600 million
- Free cash flow ~$400 million

CONTACTS

MEDIA
DAVID ROZNOWSKI
+1 734 254 3255
David.J.Roznowski@adient.com

INVESTORS
MARK OSWALD
+1 734 254 3372
Mark.A.Oswald@adient.com

ADIENT

Adient is the global leader in automotive seating. With 75,000 employees operating in 230 manufacturing/assembly plants in 33 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing – and into more than 50 million cars every year.

ADIENT • FISCAL SECOND QUARTER 2017 EARNINGS • 2

Cautionary Statement Regarding Forward-Looking Statements: Adient plc has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability of Adient to meet debt service requirements, the availability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on November 29, 2016 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon. Use of Non-GAAP Financial Information: This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2017 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. ADIENT • FISCAL SECOND QUARTER 2017 EARNINGS • 3

Appendix Page 1 Adient plc Condensed Consolidated Statements of Income (Unaudited) Three Months Ended March 31, (in millions, except per share data) 2017 2016 Net sales $ 4,212 $ 4,298 Cost of sales 3,833 3,868 Gross profit 379 430 Selling, general and administrative expenses 178 252 Restructuring and impairment costs 6 169 Equity income 91 77 Earnings before interest and income taxes 286 86 Net financing charges 33 4 Income before income taxes 253 82 Income tax provision 37 838 Net income (loss) 216 (756) Income attributable to noncontrolling interests 24 23 Net income (loss) attributable to Adient $ 192 $ (779) Diluted earnings per share 2.04 $ (8.31) Shares outstanding at period end 93.7 93.7 Diluted weighted average shares 94.1 93.7

Appendix Page 2 Adient plc Condensed Consolidated Statements of Financial Position (Unaudited) (in millions) March 31, 2017 September 30, 2016* Assets Cash and cash equivalents $ 729 $ 105 Restricted cash — 2,034 Accounts receivable - net 2,197 2,082 Inventories 645 660 Other current assets 869 810 Current assets 4,440 5,691 Property, plant and equipment - net 2,188 2,195 Goodwill 2,114 2,179 Other intangible assets - net 100 113 Investments in partially-owned affiliates 1,852 1,748 Other noncurrent assets 1,225 1,064 Total assets $ 11,919 $ 12,990 Liabilities and Shareholders' Equity Short-term debt $ 19 $ 79 Accounts payable and accrued expenses 3,080 3,206 Other current liabilities 988 975 Current liabilities 4,087 4,260 Long-term debt 3,333 3,442 Other noncurrent liabilities 670 913 Redeemable noncontrolling interests 46 34 Shareholders' equity attributable to Adient 3,632 4,210 Noncontrolling interests 151 131 Total liabilities and shareholders' equity $ 11,919 $ 12,990 * Amounts have been revised for ASU 2015-03 to reclassify debt issuance costs of $43 from other non-current assets to long-term debt.

Appendix Page 3 Adient plc Condensed Consolidated Statements of Cash Flows (Unaudited) Three Months Ended March 31, Six Months Ended March 31, (in millions) 2017 2016 2017 2016 Operating Activities Net income (loss) attributable to Adient $ 192 $ (779) $ 341 $ (642) Income attributable to noncontrolling interests 24 23 46 40 Net income (loss) 216 (756) 387 (602) Adjustments to reconcile net income to cash provided (used) by operating activities: Depreciation 81 81 164 163 Amortization of intangibles 4 5 9 9 Pension and postretirement benefit expense 1 1 2 2 Pension and postretirement contributions (7) (11) (16) (18) Equity in earnings of partially-owned affiliates, net of dividends received (66) (65) (145) (150) Deferred income taxes (13) 831 (4) 804 Equity-based compensation 16 5 22 6 Other 1 5 1 7 Changes in assets and liabilities: Receivables (335) (235) (154) (13) Inventories 3 (4) 4 (9) Other assets 10 189 (7) 239 Restructuring reserves (30) 115 (72) 81 Accounts payable and accrued liabilities 272 52 (51) (211) Accrued income taxes 3 (9) 3 (14) Cash provided (used) by operating activities 156 204 143 294 Investing Activities Capital expenditures (95) (78) (302) (186) Sale of property, plant and equipment 4 4 17 11 Business divestitures — — — 18 Changes in long-term investments — — (6) — Other 1 1 (2) 5 Cash provided (used) by investing activities (90) (73) (293) (152) Financing Activities Net transfers from (to) Parent prior to separation — (201) 606 (212) Cash transferred from former Parent post separation 87 — 315 — Increase (decrease) in short-term debt (34) 92 (25) 117 Repayment of long-term debt (100) (1) (100) (4) Dividends paid to noncontrolling interests (5) (15) (17) (22) Other 1 — 3 — Cash provided (used) by financing activities (51) (125) 782 (121) Effect of exchange rate changes on cash and cash equivalents 5 2 (8) 1 Increase (decrease) in cash and cash equivalents $ 20 $ 8 $ 624 $ 22

Appendix Page 4 Footnotes 1. Segment Results During the first quarter of fiscal 2017, Adient began evaluating the performance of its reportable segments using an adjusted EBIT metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, incremental "Becoming Adient" costs, separation costs, net mark- to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization and other non-recurring items ("Adjusted EBIT"). Prior period information has been recast to the new performance metric. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker. Adient has two reportable segments for financial reporting purposes: Seating and Interiors. • The Seating segment produces automotive seat metal structures and mechanisms, foam, trim, fabric and complete seat systems. • The Interiors segment, derived from its global automotive interiors joint ventures, produces instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products. Financial information relating to Adient's reportable segments is as follows: Three Months Ended March 31, (in millions) 2017 2016 Net Sales Seating $ 4,212 $ 4,298 Total net sales $ 4,212 $ 4,298 Three Months Ended March 31, (in millions) 2017 2016 Adjusted EBIT Seating $ 312 $ 288 Interiors 22 17 Becoming Adient (1) (23) — Separation costs (2) — (72) Restructuring and impairment costs (3) (6) (169) Purchase accounting amortization (4) (9) (10) Restructuring related charges (5) (10) (3) Other items (6) — 35 Earnings before interest and income taxes 286 86 Net financing charges (33) (4) Income before income taxes $ 253 $ 82

Appendix Page 5 (1) Reflects incremental expenses associated with becoming an independent company. (2) Reflects expenses associated with and incurred prior to the separation from the former Parent. (3) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420. (4) Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. (5) Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. (6) Reflects $22 million of favorable settlements from prior year business divestitures, a $7 million multi-employer pension credit associated with the removal of costs for pension plans that remained with the former parent, and a $6 million favorable legal settlement during the three months ended March 31, 2016. 2. Earnings Per Share The following table reconciles the numerators and denominators used to calculate basic and diluted earnings per share: Three Months Ended March 31, (in millions) 2017 2016 Income available to shareholders Net income (loss) attributable to Adient $ 192 $ (779) Basic and diluted income available to shareholders $ 192 $ (779) Weighted average shares outstanding Basic weighted average shares outstanding 93.7 93.7 Effect of dilutive securities: Stock options, unvested restricted stock and unvested performance share awards 0.4 — Diluted weighted average shares outstanding 94.1 93.7 Pro-forma adjusted diluted weighted average shares outstanding (1) n/a 93.8 (1) Pro-forma adjusted diluted weighted average shares outstanding includes the effect of dilutive securities that are excluded from reported diluted weighted average shares outstanding.

Appendix Page 6 3. Non-GAAP Measures Adjusted EBIT, Adjusted EBIT margin, Pro-forma adjusted EBIT, Pro-forma adjusted EBIT margin, Pro-forma adjusted EBITDA, Adjusted net income attributable to Adient, Pro-forma adjusted net income attributable to Adient, Adjusted effective tax rate, Pro-forma adjusted effective tax rate, Adjusted earnings per share, Pro-forma adjusted earnings per share, Adjusted equity income, Pro-forma adjusted net financing charges, Free cash flow, Net debt and Net leverage as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non- GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures may assist investors and other interested parties in evaluating Adient's on- going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to FY 2017 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix Page 7 • Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. General corporate and other overhead expenses are allocated to business segments in determining Adjusted EBIT. Adjusted EBIT margin is Adjusted EBIT as a percentage of net sales. • Pro-forma adjusted EBIT is defined as Adjusted EBIT excluding pro-forma IT dis-synergies as a result of higher stand- alone IT costs as compared to allocated IT costs under our former Parent. Pro-forma adjusted EBIT margin is Pro-forma adjusted EBIT as a percentage of net sales. • Pro-forma adjusted EBITDA is defined as Pro-forma adjusted EBIT excluding depreciation and stock based compensation. • Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, Becoming Adient/separation costs, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, and the tax impact of these items. • Pro-forma adjusted net income attributable to Adient is defined as Adjusted net income attributable to Adient excluding pro-forma IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under our former Parent, pro-forma interest expense that Adient would have incurred had it been a stand-alone company, the tax impact of these items and the pro-forma impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. • Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes. • Pro-forma adjusted effective tax rate is defined as Pro-forma adjusted income tax provision as a percentage of Pro-forma adjusted income before income taxes. Pro-forma adjusted income tax provision includes the tax impact of the pro-forma IT dis-synergies and pro-forma interest expense, and the impact of the tax rate had Adient been operating as a stand- alone company domiciled in its current jurisdiction. • Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares. • Pro-forma adjusted earnings per share is defined as Pro-forma adjusted net income attributable to Adient divided by diluted weighted average shares. • Adjusted equity income is defined as equity income as reported excluding amortization of intangible assets related to the YFAI joint venture. • Pro-forma adjusted net financing charges are defined as net financing charges as reported excluding interest expense that Adient would have incurred had it been a stand-alone company. • Free cash flow is defined as cash from operating activities plus payments from our former Parent (related to reimbursements for cash management actions and capital expenditures), less capital expenditures. • Net debt is calculated as gross debt less cash and cash equivalents. • Net leverage is calculated as net debt divided by the last twelve months of Pro-forma adjusted EBITDA.

Appendix Page 8 Summarized Income Statement Information Three Months Ended March 31, (in millions, except per share data) 2017 2016 As reported As adjusted As reported As adjusted* Net sales $ 4,212 $ 4,212 $ 4,298 $ 4,298 Equity income 91 96 77 82 Earnings before interest and income taxes 286 334 86 298 Net financing charges 33 33 4 36 Income before income taxes 253 301 82 262 Income tax provision 37 42 838 37 Net income attributable to Adient 192 235 (779) 202 Diluted earnings per share 2.04 2.50 (8.31) 2.15 * Includes certain pro-forma adjustments as reflected in the reconciliation tables below. The following table reconciles equity income as reported to adjusted equity income: Three Months Ended March 31, (in millions) 2017 2016 Equity income as reported $ 91 $ 77 Purchase accounting amortization (2) 5 5 Adjusted equity income $ 96 $ 82

Appendix Page 9 The following table reconciles net income attributable to Adient to adjusted EBIT and pro-forma adjusted EBIT: Three Months Ended March 31, (in millions) 2017 2016 Net income attributable to Adient $ 192 $ (779) Income attributable to noncontrolling interests 24 23 Income tax provision 37 838 Financing charges 33 4 Earnings before interest and income taxes 286 86 Separation costs (1) — 72 Becoming Adient (1) 23 — Purchase accounting amortization (2) 9 10 Restructuring related charges (3) 10 3 Other items (4) — (35) Restructuring and impairment costs (5) 6 169 Adjusted EBIT $ 334 305 Pro-forma IT dis-synergies (8) (7) Pro-forma adjusted EBIT $ 298 Net sales $ 4,212 $ 4,298 Adjusted EBIT and Pro-forma adjusted EBIT, respectively $ 334 $ 298 Adjusted EBIT margin and Pro-forma adjusted EBIT margin, respectively 7.9% 6.9% Adjusted EBIT/Pro-forma adjusted EBIT by segment: Seating (includes 2016 pro-forma IT dis-synergies) $ 312 $ 281 Interiors 22 17 $ 334 $ 298 The following table reconciles net financing charges as reported to pro-forma adjusted net financing charges: Three Months Ended March 31, (in millions) 2017 2016 Net financing charges as reported $ 33 $ 4 Pro-forma net financing charges (8) 32 Pro-forma adjusted net financing charges $ 36

Appendix
Page 10

The following table reconciles income before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended March 31,					
	2017			2016		
(in millions, except effective tax rate)	**Income before income taxes**	**Tax impact**	**Effective tax rate**	**Income before income taxes**	**Tax impact**	**Effective tax rate**
As reported	$ 253	$ 37	14.6%	$ 82	$ 838	*
Adjustments, including prior year pro-forma impacts	48	5	10.4%	180	(801)	*
As adjusted	$ 301	$ 42	14.0%	$ 262	$ 37	14.0%

* Measure not meaningful.

The following table reconciles net income attributable to Adient to adjusted net income attributable to Adient and pro-forma adjusted net income attributable to Adient:

	Three Months Ended March 31,	
(in millions)	**2017**	**2016**
Net income attributable to Adient	$ 192	$ (779)
Separation costs [(1)]	—	72
Becoming Adient [(1)]	23	—
Purchase accounting amortization [(2)]	9	10
Restructuring related charges [(3)]	10	3
Other items [(4)]	—	(35)
Restructuring and impairment costs [(5)]	6	169
Tax impact of above adjustments and other tax items	(5)	773
Adjusted net income attributable to Adient	$ 235	213
Pro-forma IT dis-synergies [(8)]		(7)
Pro-forma net financing charges [(8)]		(32)
Tax impact of above pro-forma adjustments		8
Pro-forma effective tax rate adjustment [(8)]		20
Pro-forma adjusted net income attributable to Adient		$ 202

Appendix Page 11 The following table reconciles diluted earnings per share as reported to adjusted diluted earnings per share and pro-forma adjusted diluted earnings per share: Three Months Ended March 31, 2017 2016 Diluted earnings per share as reported $ 2.04 $ (8.31) Separation costs (1) — 0.77 Becoming Adient (1) 0.24 — Purchase accounting amortization (2) 0.10 0.11 Restructuring related charges (3) 0.11 0.03 Other items (4) — (0.37) Restructuring and impairment costs (5) 0.06 1.80 Tax impact of above adjustments and other tax items (0.05) 8.24 Adjusted diluted earnings per share $ 2.50 2.27 Pro-forma IT dis-synergies (8) (0.07) Pro-forma net financing charges (8) (0.34) Tax impact of above pro-forma adjustments 0.09 Pro-forma effective tax rate adjustment (8) 0.20 Pro-forma adjusted diluted earnings per share $ 2.15 The following table reconciles net income attributable to Adient to pro-forma adjusted EBITDA: Three Months Ended (in millions) March 31, 2017 March 31, 2016 Net income (loss) attributable to Adient $ 192 $ (779) Income attributable to noncontrolling interests 24 23 Income tax provision 37 838 Net financing charges 33 4 Separation costs (1) — 72 Becoming Adient (1) 23 — Purchase accounting amortization (2) 9 10 Restructuring related charges (3) 10 3 Other items (4) — (35) Restructuring and impairment costs (5) 6 169 Stock based compensation (7) 11 5 Depreciation 78 81 Pro-forma IT dis-synergies (8) n/a (7) Pro-forma adjusted EBITDA $ 423 $ 384

Appendix Page 12 Six Months Ended (in millions) March 31, 2017 March 31, 2016 Net income (loss) attributable to Adient $ 341 $ (642) Income attributable to noncontrolling interests 46 40 Income tax provision 65 891 Net financing charges 68 6 Separation costs (1) 10 132 Becoming Adient (1) (11) 38 — Purchase accounting amortization (2) 19 19 Restructuring related charges (3) (11) 18 7 Other items (4) (11) 13 (56) Restructuring and impairment costs (5) 6 169 Stock based compensation (7) 15 6 Depreciation 161 163 Pro-forma IT dis-synergies (8) n/a (13) Pro-forma adjusted EBITDA $ 800 $ 722 Twelve Months Ended (in millions) March 31, 2017 September 30, 2016 Net income (loss) attributable to Adient $ (550) $ (1,533) Income attributable to noncontrolling interests 90 84 Income tax provision 1,013 1,839 Net financing charges 84 22 Separation costs (1) 247 369 Becoming Adient (1) (11) 38 — Purchase accounting amortization (2) 37 37 Restructuring related charges (3) (11) 25 14 Other items (4) (11) (10) (79) Restructuring and impairment costs (5) 169 332 Pension mark-to-market (6) 110 110 Stock based compensation (7) 37 28 Depreciation 325 327 Pro-forma IT dis-synergies (8) (13) (26) Pro-forma adjusted EBITDA $ 1,602 $ 1,524

Appendix Page 13 The following table presents net debt and net leverage ratio calculations: (in millions, except net leverage) March 31, 2017 September 30, 2016 Cash (9) $ 729 $ 550 Total debt (10) 3,352 3,521 Net debt $ 2,623 $ 2,971 Pro-forma adjusted EBITDA (last twelve months) $ 1,602 $ 1,524 Net leverage: 1.64 x 1.95 x The following table reconciles cash from operating activities to free cash flow: Three Months Ended March 31, Six Months Ended March 31, (in millions) 2017 2016 2017 2016 Operating cash flow 156 204 143 294 Less: Capital expenditures (95) (78) (302) (186) Cash from former Parent 87 — 315 — Adjusted free cash flow $ 148 $ 126 $ 156 $ 108 The following table reconciles adjusted EBITDA to free cash flow: Three Months Ended March 31, Six Months Ended March 31, (in millions) 2017 2017 Adjusted EBITDA $ 423 $ 800 Less: Interest expense (33) (68) Less: Taxes (47) (66) Less: Restructuring (cash) (39) (90) Change in trade working capital (85) (236) Less: Net equity in earnings (66) (145) Other 3 (52) Operating cash flow $ 156 $ 143 Less: capital expenditures (95) (302) Cash from former Parent 87 315 Adjusted free cash flow $ 148 $ 156

Appendix Page 14 (1) Becoming Adient costs reflect incremental expenses associated with becoming an independent company. Separation costs reflect expenses associated with, and incurred prior to, the separation from the former Parent. Of the $23 million of Becoming Adient costs in Q2 2017, $12 million is included within cost of sales and $11 million is included within selling, general and administrative expenses. The $72 million of separation costs in Q2 2016 is included within selling, general and administrative expenses. (2) Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. Of the $9 million in Q2 2017, $4 million is included within selling, general and administrative expenses and $5 million is included within equity income. Of the $10 million in Q2 2016, $5 million is included within selling, general and administrative expenses and $5 million is included within equity income. (3) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not fall into the severance, exit or disposal category and therefore do not meet the definition of restructuring under ASC 420. These amounts are included within selling, general and administrative expenses. (4) First quarter 2017 primarily consists of $12 million of initial funding of the Adient foundation. Also reflects a first quarter 2016 $13 million favorable commercial settlement, second quarter 2016 $22 million favorable settlements from prior year business divestitures and a $6 million favorable legal settlement, and a third quarter 2016 $14 million favorable legal settlement. Also reflected is a multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent in the amount of $8 million, $7 million, $8 million and $1 million in the first, second, third and fourth quarters of 2016, respectively. These amounts are included within selling, general and administrative expenses. (5) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420. (6) Reflects net mark-to-market adjustments on pension and postretirement plans. Of the $110 million charge in fiscal 2016, $16 million is included within cost of sales and $94 million is included within selling, general and administrative expenses. (7) Stock based compensation excludes $2 million and $5 million of expense in the first and second quarters of 2017, respectively, which is included with the costs associated with becoming an independent company (Becoming Adient costs) discussed above. (8) Pro-forma amounts include IT dis-synergies (within cost of sales) as a result of higher stand-alone IT costs as compared to allocated IT costs under our former Parent, interest expense that Adient would have incurred had it been a stand-alone company and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. (9) Cash at September 30, 2016 is pro-forma cash based on the preliminary funding of Adient's opening cash balance on October 31, 2016. (10) Total debt at September 30, 2016 has been revised to include debt issuance costs as a reduction of the carrying amount of the debt in accordance with ASU 2015-03, which was adopted retrospectively by Adient in Q1 2017. (11) During the second quarter of fiscal 2017, Adient decided to reclassify certain Becoming Adient costs into other reconciling categories in calculating Adjusted EBIT. As a result, Becoming Adient costs related to prior periods decreased by $16 million and restructuring related items and other items increased by $3 million and $13 million, respectively. This change did not impact the Adjusted EBIT numbers for any prior periods.